SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009

WATTS WATER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845
(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05      Costs Associated with Exit or Disposal Activities.

On September 21, 2009, the Board of Directors of Watts Water Technologies, Inc. (the “Registrant”) committed to a plan to dispose of the Registrant’s investment in Watts Valve (Changsha) Co., Ltd. (“Changsha”), an indirect wholly-owned subsidiary of the Registrant in China.  The Registrant has engaged the services of an investment bank to assist the Registrant with the marketing and sale of Changsha.  The Registrant expects that the sale of Changsha will be completed within the next twelve months.  At this time, the Registrant is not able to determine whether it will recognize a gain or a loss on the disposal of Changsha or estimate the amount of any such gain or loss.  The Registrant believes that the disposal of Changsha will not have a material adverse effect on its liquidity.

This Current Report on Form 8-K includes forward-looking statements on the timing of the Changsha disposition and the expected effect of such disposition on the Registrant’s liquidity.  Important factors could cause actual results to differ materially from these forward-looking statements.  These factors include, but are not limited to:  the success of the investment bank in finding an appropriate buyer for Changsha, market conditions in China, Chinese governmental regulations, economic and financial conditions generally, the availability of willing buyers, foreign exchange rate fluctuations and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission and other reports the Registrant files from time to time with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2009	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage Kenneth R. Lepage General Counsel